UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  May 1, 2005

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 (Regulation FD Disclosure)

On May 1, 2005, IBM announced the completion of the acquisition of IBM’s Personal Computing Division by Lenovo Group Limited.  The press release by IBM and Lenovo is Attachment I of this Form 8-K.  Attachment II contains information about this transaction that is being posted on IBM’s Investor Relations website (www.ibm.com/investor/). The initial sentence under this item is hereby filed, and Attachments I and II are hereby furnished but not filed.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 2, 2005

	By:	/s/ Andrew Bonzani
(Andrew Bonzani)
Assistant Secretary &
Associate General Counsel

ATTACHMENT I

LENOVO COMPLETES ACQUISITION OF
IBM’S PERSONAL COMPUTING DIVISION

•                  New global PC leader emerges

•                  New Lenovo board members named

•                  Transaction completed successfully, ahead of schedule

•                  New innovative products to be shipped within weeks

Beijing, China and Armonk, NY – May 1, 2005 – Lenovo Group Limited (HKSE: 992; ADR: LNVGY) and IBM (NYSE: IBM) today announced the closing of the acquisition of IBM’s Personal Computing Division by Lenovo, creating a new international IT competitor and the third-largest personal computing company in the world.

“The closing of this transaction is an historic event for Lenovo and marks a new era for the global PC industry,” said Yuanqing Yang, chairman of Lenovo. “The new Lenovo’s strategy is based on what our customers want: high-quality products and world-class service. We are committed to delivering the highest quality, most innovative PC products and services to our customers, to providing the best working environment for our employees, and to creating value for our shareholders.”

“Lenovo is well-positioned, with competitive strengths in branding, world-class scale and industry-leading efficiency,” said Stephen M. Ward, Jr., chief executive officer of Lenovo. “Lenovo’s leading R&D and product differentiation capabilities, experienced management team and global distribution network – through our unique alliance with IBM – give us a powerful competitive position in global markets.  Within weeks, we will be introducing new products as the new Lenovo.”

The company’s strengths include global brand recognition, through the combination of the highly regarded “Think” brand notebook franchise and Lenovo’s leading brand recognition in China, enhanced service and support for consumers and enterprise clients, and consumer strength and market leadership in China, the world’s fastest growing IT market. Lenovo has one-third of the emerging China PC market and leading shares in enterprise PC markets around the world.

Summary of the Transaction

Under the terms of the transaction, Lenovo has paid IBM US$1.25 billion, comprised of approximately US$650 million in cash and US$600 million in Lenovo Group shares, based on the closing price on the last day of trading prior to the December 2004 announcement. IBM’s ownership in Lenovo upon closing is 18.9 percent. Additionally, Lenovo will assume approximately US$500 million of net balance sheet liabilities from IBM.

IBM will record a pre-tax gain on the sale of approximately US$1 billion. The gain will be reported when IBM releases its second-quarter 2005 financial results.

The definitive agreement for the acquisition was announced December 8, 2004.  Lenovo’s shareholders approved the transaction January 27, 2005. The closing of the transaction represents the completion of all the key terms of the definitive agreement.

In a transaction announced on March 31, 2005, Lenovo has agreed to the terms for a strategic investment of US$350 million from leading private equity investment firms Texas Pacific Group, General Atlantic Group and Newbridge Capital Group. Per the agreement, Lenovo will issue US$350 million worth of convertible preferred shares and unlisted warrants that can be converted into common shares of Lenovo. A meeting of Lenovo shareholders in relation to this strategic investment is scheduled on May 13, 2005.

Subject to approvals by the Hong Kong Stock Exchange, regulatory authorities and a Lenovo shareholder vote, IBM’s ultimate consideration for the transaction is expected to be approximately US$800 million in cash and US$450 million in Lenovo Group stock, which, as currently proposed, would be accomplished by a repurchase of shares of Lenovo from IBM.

Lenovo Management and Board of Directors

The new Lenovo management team will draw on the strengths of both companies. With the completion of the transaction, Mr. Yang has been named chairman of Lenovo, effective immediately, succeeding Liu Chuanzhi, Lenovo’s founder, who has been named a non-executive director of the board. Mr. Ward, previously IBM senior vice president and general manager of IBM’s Personal Systems Group, has been named chief executive officer of Lenovo and also appointed to its board of directors, effective immediately.

IBM has nominated Robert W. Moffat, Jr. and Henry Chow to sit on the Lenovo board as non-voting observers.

After the private equity transaction closes, three additional, new board members from the strategic investor group will join the board.

Lenovo also announced that Linan Zhu has been appointed as a non-executive director, replacing Maochao Zeng who has resigned from the board.

Synergies and Cost Savings

Lenovo said the closing occurred ahead of schedule, noting that its pre-closing transition and integration activities have gone smoothly. Lenovo expects that its customer service and product availability will continue as usual without interruption.

Lenovo will have combined annual PC revenue of approximately US$13 billion and volume of approximately 14 million units. “We expect to capture synergies starting today through leveraging the complementary nature of Lenovo and PCD’s customer bases, product offerings and geographic coverage while utilizing Lenovo’s highly sophisticated operating platforms,” said Mr. Ward.

Lenovo expects to generate synergies in procurement and marketing expenses, as well as significant medium-term synergies resulting from new market expansion and product launches, manufacturing optimization and supply-chain integration.

IBM and Lenovo will work together in a unique marketing and services alliance, through which Lenovo’s PCs are marketed through IBM’s powerful worldwide distribution and sales network. The new Lenovo will be the preferred supplier of PCs to IBM, which will continue to offer a full range of end-to-end integrated IT solutions to its enterprise and small- and medium-sized business clients.  IBM will be the new Lenovo’s preferred supplier of services and financing.

Global Operations

Lenovo’s executive headquarters are in Purchase, New York, with principal operations in Beijing, China and Raleigh, North Carolina, and sales representation worldwide through its own locations, Lenovo Business Partners, and the alliance with IBM. The company employs more than 19,000 people worldwide. Research and development centers are in Beijing, Shenzhen, Xiamen, Chengdu, and Shanghai, China; Tokyo, Japan; and Raleigh, North Carolina.

Lenovo’s primary PC manufacturing and assembly facilities are located in Shenzhen, Huiyang, Beijing, and Shanghai, China. Lenovo’s mobile handset assembly facilities are in Xiamen, China. Additional manufacturing and distribution facilities are located in the United States, Mexico, Brazil, Scotland, Hungary, India, Malaysia, Japan, and Australia. Lenovo’s extensive PC distribution network includes approximately 4,400 retail outlets in China for the consumer business.

About Lenovo

Lenovo Group Limited (HKSE: 992; ADR: LNVGY) is an innovative, international technology company formed by Lenovo Group’s acquisition of IBM’s Personal Computing Division.  Lenovo develops, manufactures, and markets the most reliable, secure, and easy-to-use technology products.

Globally, the company offers customers the award-winning ThinkPad notebooks and ThinkCentre desktops, featuring the ThinkVantage Technologies software tools as well as ThinkVision monitors and a full line of PC accessories and options.

In China, Lenovo commands about one-third of the PC market covering all segments. Its leading-edge PCs are highly acclaimed for ease-of-use, tailor-made designs and customized solutions for various customer needs.  Lenovo has been the number-one PC vendor in China for eight consecutive years and the best-selling PC vendor in Asia-Pacific (excluding Japan). Lenovo also has a broad and expanding product line encompassing mobile handsets, servers, peripherals and digital entertainment products for the China market.

Lenovo was listed on The Stock Exchange of Hong Kong in 1994 and is currently a constituent stock of the Hang Seng Index and the MSCI China Free Index. Its American Depositary Receipts are traded over-the-counter in the United States. In March 2004, Lenovo joined The Olympic Partner Program of the International Olympic Committee as the first Chinese company to become the computer technology equipment partner of the IOC for the period from 2005 to 2008.

For more information, please visit http://www.lenovo.com.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company’s filings with the U.S. Securities and Exchange Commission (SEC).

CONTACTS:

Angela Lee

Lenovo: Hong Kong

(852) 2516-4810
angelalee@lenovo.com

John Bukovinsky

IBM Media Relations

(914) 499-6212

jbuko@us.ibm.com

Carol Makovich

Lenovo: New York

(914) 766-3475

makovich@us.ibm.com

ATTACHMENT II

LENOVO COMPLETES ACQUISITION

OF IBM PERSONAL COMPUTING DIVISION

On May 1, Lenovo Group Limited and IBM announced the completion of the acquisition of IBM’s Personal Computing Division by Lenovo.

A copy of the announcement press release is available here. ( HOT LINK)

The acquisition creates, in Lenovo, the third-largest personal computing company in the world, with approximately $13 billion in revenues, annual product volumes of roughly 14 million units (for 2004 calendar year, according to IDC), and about a 7 percent market share in the global PC market.

For  IBM:

•                       The agreement establishes a broad-based alliance between IBM and Lenovo Group – to allow IBM to continue to provide end-to-end solutions to our clients.  Lenovo will be the preferred provider of IBM-branded personal computers to our clients, and IBM will continue to provide financing and maintenance services for these PC solutions.

•                       Lenovo has the leading position in the fastest growing market in the world.  To help build on IBM’s success in emerging countries, as we help our customers to build out their infrastructures based on open standards,  the agreement forges a new relationship with a leader in the key market in China.

•                       This transaction is consistent with IBM’s strategy to focus on the high value segments of enterprise computing – providing technology and transformation services to improve clients’ businesses.

Transaction Details

Under the terms of the transaction, Lenovo has paid IBM $1.25 billion, comprising approximately $650 million in cash and $600 million in Lenovo Group common shares. IBM’s ownership in Lenovo upon closing is 18.9 percent. Additionally, Lenovo will assume approximately $500 million of net balance sheet liabilities from IBM.

IBM will record a pre-tax gain on the sale of approximately $1 billion. The gain will be reported when IBM releases its second-quarter 2005 financial results.

In a subsequent transaction announced on March 31, 2005, Lenovo will receive a strategic investment of $350 million from leading private equity investment firms Texas Pacific Group, General Atlantic LLC and Newbridge Capital LLC. Per the agreement, Lenovo will issue $350 million worth of convertible preferred shares and unlisted warrants that can be converted into common shares of Lenovo. A Lenovo shareholder meeting in relation to this strategic investment is scheduled on May 13, 2005.

Subject to approvals by the Hong Kong Stock Exchange, regulatory authorities and a Lenovo shareholder vote, IBM’s ultimate consideration for the transaction is expected to be approximately $800 million in cash and $450 million in Lenovo Group stock, which, as currently proposed, would be accomplished by a repurchase of shares of Lenovo from IBM

Financial Implications

As a result of the divestiture, the change in IBM’s top line going forward will reflect the loss of Personal Computing Division revenues. It also will eliminate the volatility associated with the cyclical PC business.

By divesting of a lower margin business, IBM’s profit margin —both gross and net — will improve.  Based on our current profile, without the PC business, IBM’s Pre Tax Income margin would be just over one point higher.

This pre-tax income improvement is based on expectations that total gross margin will improve by roughly 3 points, offset in part by an increase in IBM’s expense-to-revenue ratio of roughly 2 points.

On April 20, 2005, the company announced that the Printing Systems Division and Retail Store Solutions (other divisions of the Personal Systems Group segment) will become part of the Systems and Technology Group.  Prior to the close of the second quarter, IBM will provide historical information on PC Divison revenue and pre-tax income consistent with our new management system, or reporting segment, view.

The direct resources associated with the PC business are transferring to Lenovo.  Much of the sales resource and infrastructure that has supported this business was not dedicated, and so will remain with IBM.  The transition services agreements and marketing support agreements established with Lenovo recover the majority of these support costs.

As a result, the divestiture of the PC business is expected to have no material impact to IBM’s earnings per share in the second half of 2005.